                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                           UMB FINANCIAL CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                      LOGO

NOTICE OF
ANNUAL MEETING
OF SHAREHOLDERS
AND
PROXY STATEMENT


April 16, 1996
10:00 a.m.


UMB Bank Building
1010 Grand Avenue
Kansas City, Missouri 64106


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                      LOGO

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

  The Annual Meeting of Shareholders of UMB Financial Corporation (the "Company") will be held at the UMB Bank Building, 1010 Grand Avenue, Kansas City, Missouri 64106 on April 16, 1996, at 10:00 a.m. to consider and vote on the following matters:

  1) the election of one Class I director to hold office until the Annual Meeting in 1998;

  2) the election of nine Class II directors to hold office until the Annual Meeting in 1999;

  3) approval of an amendment to the Articles of Incorporation to increase the number of authorized shares of Common Stock of the Company; and

  4) such other matters as may properly come before the meeting or any adjournments thereof.

  Only shareholders of record at the close of business on March 4, 1996 will be entitled to notice of or to vote at this meeting or any adjournments thereof.

  Whether or not you plan to attend the meeting, you are requested to sign and date the enclosed proxy and return it promptly in the envelope enclosed for that purpose.

                                          By Order of the Board of Directors,

                                               David D. Miller
                                                  Secretary

The date of this notice is March 12, 1996.

       PLEASE SIGN AND DATE THE ACCOMPANYING PROXY AND MAIL IT PROMPTLY.

                           UMB FINANCIAL CORPORATION
                               1010 GRAND AVENUE
                          KANSAS CITY, MISSOURI 64106

                                PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS

  This Proxy Statement and the accompanying form of proxy are furnished to the shareholders of UMB Financial Corporation (the "Company") in connection with the solicitation of proxies by its Board of Directors (the "Board") for use at the Annual Meeting of Shareholders to be held at the UMB Bank Building, 1010 Grand Avenue, Kansas City, Missouri 64106, on April 16, 1996, at 10:00 a.m. and at any adjournments thereof (the "Annual Meeting").

  Mailing of this Proxy Statement and the accompanying form of proxy is expected to commence on March 12, 1996.

  A shareholder may revoke a proxy with a later-dated proxy or other writing delivered to the Secretary of the Company at any time before the proxy is voted at the Annual Meeting. Attendance at the meeting will not have the effect of revoking a proxy unless the shareholder delivers a written revocation to the Secretary of the Company before the original proxy is voted.

  The Company will bear the cost of the Annual Meeting, including all costs relating to its solicitation of proxies.

  Proxies may also be solicited by telephone, telegram or in person by officers, directors and employees of the Company not specially engaged or compensated for that purpose.

  Brokers, dealers, banks, voting trustees, other custodians and their nominees are asked to forward soliciting material to the beneficial owners of shares held of record by them and, upon request, will be reimbursed for their reasonable expenses in completing the mailing of soliciting material to such beneficial owners.

                                     VOTING

  Shareholders at the Annual Meeting will consider and vote upon: 1) the election of one Class I director to hold office until the Annual Meeting in 1998; 2) the election of nine Class II directors to hold office until the Annual Meeting in 1999; 3) approval of an amendment to the Articles of Incorporation to increase the number of authorized shares of Common Stock of the Company; and 4) such other matters as may properly come before the meeting or any adjournments thereof. Shareholders do not have any dissenters' rights of appraisal in connection with any of those matters.

  The only voting security of the Company is its Common Stock. As of January 10, 1996, the Company had 19,886,749 outstanding shares of Common Stock. Holders of Common Stock are entitled to cast one vote for each share held. A majority of shares that are entitled to vote at the Annual Meeting must be represented at the Annual Meeting by shareholders who are present in person, or represented by a proxy, in order to have a quorum of such shares.

  Voting is cumulative in the election of directors (but not on other matters), and each holder of Common Stock is entitled to cast as many votes as shall equal the number of shares of Common Stock held by him multiplied by the number of directors to be elected in any given class of directors, and he may cast all such votes for a single nominee within a class or he may distribute them between two or more nominees within a class as he may see fit. The directors shall be elected by an affirmative vote of the plurality of shares that are entitled to vote on the election of directors and that are represented at the Annual Meeting by shareholders who are present in person or represented by a proxy, assuming a quorum is present.

  The proposal to amend the Articles of Incorporation requires the affirmative vote of a majority of the oustanding shares.

  In all matters other than the election of directors and amendment of the Articles of Incorporation, assuming a quorum is present, the affirmative vote of the majority of shares that are entitled to vote on the matter and that are represented at the Annual Meeting by shareholders who are present in person or represented by a proxy is required for approval.

  In determining the number of shares that have been affirmatively voted for a particular matter, shares not represented at the Annual Meeting, shares represented by shareholders that abstain from voting, and shares held by nominees for which no voting instructions on the matter being voted upon have been given by the beneficial owner and the nominee does not have discretionary authority to vote (although the beneficial owner has given voting instructions on other matters, including broker non-votes) are not considered to be votes affirmatively cast. Any of the foregoing is equivalent to a vote against the proposal other than the election of directors and will have no effect on the election of directors. Abstentions will have the effect of a vote against any of the proposals to which the abstention applies.

  Under the rules of the National Association of Securities Dealers (the "NASD"), member brokers who hold shares of Common Stock in the broker's name for customers are required to forward, along with certain other information, signed proxy cards to the customers for them to complete and send to the Company, and such brokers may only vote shares of Common Stock if the brokers are the beneficial owners or hold them in a fiduciary capacity with the power to vote. Notwithstanding the restrictions on voting of the NASD rules, if an NASD member broker is also a member of a national securities exchange, then they can vote the shares of Common Stock held for customers in accordance with the rules of that exchange. Under the rules of the New York Stock Exchange, Inc. ("NYSE"), for example, NYSE member brokers can vote shares of Common Stock held for a customer on certain routine matters (as specified by the NYSE) if the brokers customer does not instruct the broker how to vote the shares.

  When a broker does not vote shares held for customers, it is referred to as a "broker non-vote" (customer directed abstentions are not broker non-votes). Broker non-votes do not affect the determination of whether a quorum is present at the Annual Meeting because by definition the shares held in the broker's name have been voted on at least some proposals, and therefore, the shares are considered present at the Annual Meeting.

  Only shareholders of record at the close of business on March 4, 1996, the record date for the Annual Meeting, are entitled to receive notice of and to vote at the Annual Meeting.

  All shares represented by proxies solicited hereunder will be voted in accordance with the specifications of the shareholders executing such proxies. If a shareholder does not specify how a proxy solicited hereunder is to be voted, the shares represented thereby will be voted FOR the election of management's nominees for directors; FOR amendment of the Articles of Incorporation to increase the number of authorized shares of Common Stock of the Company; and in accordance with the discretion of the person to whom the proxy is granted upon other matters that come before the Annual Meeting. This Proxy Statement solicits discretionary authority to vote cumulatively for the election of directors, and the accompanying form of proxy grants such authority.

                             PRINCIPAL SHAREHOLDERS

  The following persons owned of record or beneficially more than five percent of the outstanding voting securities of the Company at the close of business on January 10, 1996:

                               NUMBER OF SHARES
                               HELD OF RECORD AS           NUMBER OF
                              A FIDUCIARY BUT NOT         SHARES OWNED
   NAME AND ADDRESS           OWNED BENEFICIALLY  PERCENT BENEFICIALLY   PERCENT
   ----------------           ------------------- ------- ------------   -------
   UMB Bank, n.a.............      3,666,095(1)    18.43     637,395(2)    3.20
    1010 Grand Avenue
    Kansas City, Missouri
   R. Crosby Kemper..........              0           0   3,636,119(3)   18.28
    1010 Grand Avenue
    Kansas City, Missouri
   ESOP of UMB Financial                   0           0   1,927,329(4)    9.69
    Corporation, Inc.........
    1010 Grand Avenue
    Kansas City, Missouri

--------
(1) Held by UMB Bank, n.a. ("UMB, n.a."), an affiliate bank of the Company, in agency accounts and may be voted only upon instructions from the beneficial owners or are held in trusts and estates and may be voted only upon the instructions of persons having voting control (see footnote [3]). Shares reported do not include shares held by UMB, n.a. as trustee of the Company's ESOP (see footnote [4]). UMB disclaims beneficial ownership of all of these shares.
(2) Includes 395,005 shares that may be voted only in conjunction with co-fiduciaries, and UMB, n.a. disclaims beneficial ownership of these shares. Also includes 242,390 shares held in trusts and estates for which UMB, n.a. is the sole fiduciary; however, UMB, n.a. has elected not to vote such shares and disclaims beneficial ownership thereof.
(3) Includes 46,322 shares held beneficially by him as custodian for a minor child, 17,695 shares held by Mary S. Kemper (wife of R. Crosby Kemper), presently exercisable options to acquire 6,186 shares granted under the Company's 1981 and 1992 Incentive Stock Option Plans and 2,590 shares held under the Company's ESOP Plan for which he has voting rights. Includes 154,095 shares held by Kemper Realty Company, 166,266 shares held by Pioneer Service Corporation, 67,741 shares held by Stagecoach, Inc., and 669,933 shares held by Stagecoach Investments, L.P. Also includes 803,060 shares held in various trusts for which he has or shares voting powers. Of this number, 292,673 shares are held in trusts established under the will of Rufus Crosby Kemper, and 30,692 shares are held in the Enid and Crosby Kemper Foundation. In both cases, the shares may be voted by UMB, n.a. as trustee but only upon the direction of R. Crosby Kemper, Mary S. Kemper and Alexander C. Kemper, or any two of them. Also 136,258 shares are held in trusts established under the will of Enid J. Kemper and may be voted by UMB, n.a. as trustee but only upon the direction of R. Crosby Kemper; 316,702 shares are owned by the R.C. Kemper, Sr. Charitable Trust and Foundation but may be voted only by the co-trustees, R. Crosby Kemper, R. Crosby Kemper III and Shelia Kemper Dietrich; 5,560 shares are owned by the R.C. Kemper, Jr. Charitable Trust and Foundation and may be voted by R. Crosby Kemper, Mary S. Kemper and R. Crosby Kemper III, trustees, or any two of them; and 21,175 shares are owned by the William T. Kemper Foundation and may be voted by R. Crosby Kemper.
(4) Held by UMB, n.a. as trustee for the benefit of eligible employees of the Company and all its subsidiaries under the Company's ESOP. Participants have the right to direct the voting of shares attributable to their accounts. All shares not so directed are voted in accordance with the instructions of the Administrative Committee of the ESOP. Beneficial ownership of all of these shares is disclaimed.

               STOCK BENEFICIALLY OWNED BY DIRECTORS AND NOMINEES
                             AND EXECUTIVE OFFICERS
                 (AS OF CLOSE OF BUSINESS ON JANUARY 10, 1996)

                                 TOTAL       PERCENT OF
      NAME                      SHARES         CLASS
      ----                     ---------     ----------
      Paul D. Bartlett, Jr....    89,535(1)      *
      Thomas E. Beal..........    18,469(2)      *
      H. Alan Bell............   129,662(3)      *
      David R. Bradley, Jr....     8,274(4)      *
      Newton A. Campbell......     1,996         *
      William Terry Fuldner...     1,072(5)      *
      Charles A. Garney.......   405,534(6)     2.04
      Peter J. Genovese.......    40,135(7)      *
      C. N. Hoffman, Jr.......   199,607(8)     1.00
      Alexander C. Kemper.....   517,893(9)     2.60
      R. Crosby Kemper........ 3,636,119(10)   18.28
      R. Crosby Kemper III....   356,471(11)    1.79
      Daniel N. League, Jr....       121         *
      Geoffrey E. Lind........     3,936(12)     *
      William J. McKenna......     8,928(13)     *
      Roy E. Mayes............       332(14)     *
      John H. Mize, Jr........        36         *
      Mary Lynn Oliver........   267,338        1.34
      W. L. (Barry) Orscheln..    57,534(15)     *
      Robert W. Plaster.......    55,000         *
      Alan W. Rolley..........   192,527         *
      Joseph F. Ruysser.......    81,418(16)     *
      Thomas D. Sanders.......    22,993(17)     *
      Herman R. Sutherland....    75,185(18)     *
      Thomas A. Ward..........     1,117(19)     *
      E. Jack Webster, Jr.....    60,397(20)     *
      Dr. Jon Wefald..........     2,858(21)     *
      J. Lyle Wells, Jr.......    28,472(22)     *
      John E. Williams........     2,213(23)     *
      All executive officers
       and directors as a
       group.................. 5,493,188(24)   27.62

--------
  *Less than 1%
(1) Sole trustee of personal trust owning 2,704 shares; voting power shared with two other trustees on 3,025 shares owned by Bartlett and Company Profit Sharing Trust and with two other directors on 18,133 shares owned by Bartlett and Company and 65,673 shares owned by Bartlett Enterprises, Inc.
(2) Includes 4,059 shares owned by his wife and 12,417 shares held in a trust established for the benefit of him and his wife.
(3) Includes 58,406 shares owned by his wife.
(4) Includes 2,417 shares owned by him as trustee under his father's will.
(5) Includes 536 shares held by his wife.

(6) Includes 229,907 shares owned by Braircliff Development Company, by virtue of his position as Chairman.
(7) Includes 17,641 shares for which options are exercisable, 9,987 shares under the Company's ESOP for which he has voting rights and 484 shares held jointly with his mother and brother.
(8) Includes 197,147 shares held in four family trusts and 40 shares held by his wife.
(9) Includes 2,544 shares for which options are exercisable, 1,792 shares held by Stagecoach Investments, L.P., 1,067 shares under the Company's ESOP for which he has voting rights, and 323,365 shares held in trust in which he shares investment and voting authority with R. Crosby Kemper and Mary S. Kemper (see Footnote [3] under Principal Shareholders, page 3). Also includes 28,270 shares held in six other trusts in which he shares voting and dispositive authority with other family members, and 154,095 shares held by Kemper Realty Company by virtue of his position as President.
(10) See Footnote [3] under Principal Shareholders, page 3.
(11) Includes 322,262 shares held in trust in which he shares investment and voting authority with R. Crosby Kemper and Mary S. Kemper or Sheila Kemper Dietrich (See Footnote [3] under Principal Shareholders, page 3). Also includes 28,270 shares held in six other trusts in which he shares voting and investment authority with other family members, 642 shares under the Company's ESOP for which he has voting authority and 435 shares for which options are exercisable.
(12) Includes 244 shares held in wife's IRA account, 2,180 shares held in the Company's ESOP and 1,415 shares for which options are exercisable.
(13) Includes 5 shares held as custodian for a minor child.
(14) All such shares are held for his benefit in the Carmar, Inc. Profit Sharing Trust.
(15) Has voting power over 57,413 shares owned by ADEO, L.L.C., by virtue of his position as President.
(16) Includes 72,254 shares held by a partnership over which he has voting power and 487 shares held by Company's ESOP.
(17) Includes 21,417 shares owned by MMC Corp, by virtue of his position as Chairman and Chief Executive Officer and 1,173 shares held by him as trustee.
(18) Includes 4,579 shares owned by his wife and 1,994 shares held in trusts.
(19) Shares owned by his wife.
(20) Includes 7,157 shares owned by his wife.
(21) Includes 275 shares owned by his wife.
(22) Includes 141 shares owned by his wife, 5,837 shares under the Company's ESOP for which he has voting rights and 3,277 shares for which options are exercisable.
(23)Includes 665 shares owned by his wife.
(24) The 323,365 shares for which R. Crosby Kemper, Mary S. Kemper and Alexander C. Kemper are co-trustees; the 316,702 shares for which R. Crosby Kemper, R. Crosby Kemper, III and Sheila Kemper Dietrich are co-trustees; the 5,560 shares for which R. Crosby Kemper, Mary S. Kemper and
     R. Crosby Kemper III are co-trustees; the 28,270 shares held in six trusts over which Alexander C. Kemper and R. Crosby Kemper III have shared authority; the 154,095 shares held by Kemper Realty Company, and the 1,792 shares owned by Stagecoach Investments, L.P. which are beneficially owned by Alexander C. Kemper have been included only once in this total. Includes 45,701 shares for which options are exercisable and 47,294 shares held under the Company's ESOP for which the officers have voting rights.

                             ELECTION OF DIRECTORS

  For a number of years the Company has maintained a practice of nominating individuals for Board membership from various communities served by its banking subsidiaries. On October 17, 1995, the Board of Directors accepted the resignation of Thom R. Cooper and elected Thomas A. Ward to fill the vacancy as a Class I director.

  The shareholders will elect one director to serve in Class I until the Annual Meeting in 1998, and nine directors to serve in Class II until the Annual Meeting in 1999, or until their respective successors are duly elected and qualified. Each shareholder is entitled to cast as many votes as shall equal the number of shares of Common Stock held by him multiplied by the number of directors to be elected in any given class of directors, and he may cast all such votes for a single nominee within a class or he may distribute them between two or more nominees within a class as he may see fit.

  Each nominee has consented to be named as a nominee in this Proxy Statement and to serve as a director, if elected. It is not anticipated that any nominee will become unavailable for election; however, if any nominee(s) should unexpectedly become unavailable for election, the shares represented by the proxy will be voted for such substitute nominee(s) as the Board may name.

INFORMATION ABOUT DIRECTORS AND NOMINEES

  The following schedule sets forth information about the nominees and about the present directors of the Company who will continue in office. With the elections at the Annual Meeting, Class I directors will serve until 1998, Class II directors will serve until 1999 and Class III directors will serve until 1997.

                             NOMINEES FOR ELECTION

                                                                            DIRECTOR   TERM
    NAME                 AGE           POSITION WITH THE COMPANY             SINCE   EXPIRING
    ----                 ---           -------------------------            -------- --------
CLASS I
Thomas A. Ward, III.....  57 Director                                         1995     1998

CLASS II

Thomas E. Beal..........  65 Director                                         1983     1999
R. Crosby Kemper........  69 Chairman, Chief Executive Officer and Director   1969     1999
Roy E. Mayes............  61 Director                                         1988     1999
William J. McKenna......  69 Director                                         1984     1999
William L. Orscheln.....  45 Director                                         1989     1999
Robert W. Plaster.......  65 Director                                         1995     1999
Joseph F. Ruysser.......  38 Director                                         1993     1999
E. Jack Webster, Jr.....  75 Director                                         1985     1999
John E. Williams........  69 Director                                         1987     1999

                     DIRECTORS WHO WILL CONTINUE IN OFFICE

                                                                       DIRECTOR   TERM
    NAME                 AGE         POSITION WITH THE COMPANY          SINCE   EXPIRING
    ----                 ---         -------------------------         -------- --------
Paul D. Bartlett, Jr....  76 Director                                    1977     1998
H. Alan Bell............  57 Director                                    1993     1997
David R. Bradley, Jr....  46 Director                                    1983     1998
Newton A. Campbell......  67 Director                                    1986     1998
William Terry Fuldner...  68 Director                                    1985     1998
Charles A. Garney.......  64 Director                                    1979     1997
Peter J. Genovese.......  49 Vice Chairman and Director                  1979     1998
C.N. Hoffman, Jr........  77 Director                                    1993     1998
Alexander C. Kemper.....  30 President and Director                      1992     1998
R. Crosby Kemper III....  45 Vice Chairman and Director                  1994     1997
Daniel N. League, Jr....  60 Director                                    1991     1997
John H. Mize, Jr........  56 Director                                    1986     1997
Mary Lynn Oliver........  56 Director                                    1993     1998
Alan W. Rolley..........  63 Director                                    1993     1997
Thomas D. Sanders.......  51 Director                                    1991     1997
Herman R. Sutherland....  83 Director                                    1971     1997
Dr. Jon Wefald..........  58 Director                                    1995     1997

  Mr. Bartlett has served as Chairman of the Board of Bartlett and Company, an agri-business company, since 1987.

  Mr. Beal has served as President of Beal Properties, Inc., a real estate management company, since 1976, and of Beal Broadcasting Co. since 1991.

  Mr. Bell served as Chairman of UMB Citizens Bank and Trust Co., Manhattan, Kansas from January 1994 to July 1994. Prior to that he served as Chairman and President of Citizens Bank and Trust Co. in Manhattan, Kansas, from 1976 to 1994.

  Mr. Bradley has served as President and Editor of the News-Press and Gazette Company, St. Joseph, Missouri, since 1981. He has also served as Publisher since 1994.

  Mr. Campbell has served as Chairman Emeritus of Burns & McDonnell Engineering Company since 1994. He served as Chairman of the Board and Chief Executive Officer of that company from 1986 until December 1993.

  Mr. Fuldner has served as Chairman of the Board and Chief Executive Officer of EFCO CORPORATION, a manufacturing company, since 1953.

  Mr. Garney has served as Chairman of the Board of Garney Companies, Inc., a construction company, since 1994. From 1991 to 1994 he served as Chairman and CEO. Prior to that he was President and CEO from 1961 to 1991. He is also Chairman of the Board of Briarcliff Development Company, a real estate development company, since 1994.

  Mr. Genovese has served as Vice Chairman of the Board of the Company since 1982. He has also served as Chairman and CEO of UMB Bank of St. Louis, n.a. since 1979.

  Mr. Hoffman has served as Chairman of UMB National Bank of America, Salina, Kansas since 1993. Prior to that he served as Chairman of National Bank of America at Salina, Salina, Kansas, from 1988 to 1993.

  Mr. Alexander C. Kemper, a son of R. Crosby Kemper, has served as President of the Company since January, 1995, as President of UMB Bank, n.a. since January 1994 and as President and CEO since January, 1996. He has been an officer of UMB Bank, n.a. since 1988.

  Mr. R. Crosby Kemper has served as Chairman of the Board and Chief Executive Officer of the Company since 1972. He also has served as Chairman of the Board and CEO of UMB Bank, n.a. From 1971 through 1995, and as Chairman since January, 1996.

  Mr. R. Crosby Kemper III, a son of R. Crosby Kemper, has served as Vice-Chairman of the Board of the Company since January 1995 and as President of UMB Bank of St. Louis, n.a. since November 1993. He served as an officer of UMB Bank, n.a. from September 1991 until November, 1993. From 1989 to 1991 he was self employed.

  Mr. League has served as Chairman of the Board, President and Chief Executive Officer of Pioneer Astro Industries, Inc., a manufacturing company, since 1974.

  Mr. McKenna has served as Chairman and Chief Executive Officer of Kellwood Company, a maker of wearing apparel, since 1991. Prior to that he served as President and CEO from 1984. Mr. McKenna is a director of Genovese Drug Stores, Inc. and Kellwood Company.

  Mr. Mayes has served as Chairman of the Board and President of Carmar Group, Inc., a warehousing operation, since 1965.

  Mr. Mize has served as President and Chief Executive Officer of the Blish-Mize Company, a wholesale hardware dealer, since 1982.

  Mrs. Oliver served as Chairman of Russell State Bank and of Security State Bank from 1984 to 1994.

  Mr. Orscheln has served as President of the Orscheln Group of Companies since 1990. They are engaged primarily in manufacturing, retail and real estate development.

  Mr. Plaster has served as Chairman of the Board of Empire Energy Corporation since 1994; prior to that he served as Chairman of the Board of Empire Gas Corporation from 1963 until 1994. Mr. Plaster has also served as Chairman of the Board and President of Evergreen National Corporation since 1991.

  Mr. Rolley has served as Chairman of UMB Highland Park Bank and Trust in Topeka, Kansas from 1993 until 1994. Prior to that he served as Chairman of Highland Park Bank and Trust and North Plaza State Bank, both in Topeka, Kansas, from 1965 and 1972, respectively, until 1993. He has served as Chairman of the Kansas State Bank of Holton, Kansas since 1976.

  Mr. Ruysser has been a partner in J and B Investments since prior to 1989. In addition, he served as Chairman and Chief Executive Officer of Commercial National Bank, Kansas City, Kansas, from May 1992 to April 1993. Mr. Ruysser also served as President and Chief Operating Officer of CNB Financial Corporation from April 1990 to April 1993, having previously served as an Executive Vice President from 1989 to 1990.

  Mr. Sanders has served as Chairman of the Board and Chief Executive Officer of MMC Corp, a mechanical contractor, since 1991. He previously served as Chairman of the Board and President of Midwest Mechanical Contractors, Inc. from 1985 through 1990.

  Mr. Sutherland has served as a Partner of Sutherland Lumber Company since
1941.

  Mr. Ward has served as President of Jack Cooper Transportation Company, Inc. since 1988.

  Mr. Webster has served as Chairman of the Board and Chief Executive Officer of Petrol Properties, Inc. since 1957. He is a director of Adams Resources and Energy, Inc and Mid-American Century Life Insurance Co.

  Dr. Wefald has served as President of Kansas State University since July,
1986.

  Mr. Williams has served as Chairman of the Board and Chief Executive Officer of H.E. Williams, Inc., a manufacturing company, since 1989, having previously served as President since 1973.

                PROPOSAL TO AMEND THE ARTICLES OF INCORPORATION
             TO INCREASE THE AUTHORIZED COMMON STOCK OF THE COMPANY

  The Board has adopted and determined to submit to the shareholders an amendment to ARTICLE III of the Articles of Incorporation of the Company increasing the authorized Common Stock, $1.00 par value, of the Company from twenty-three million (23,000,000) shares to thirty-three million (33,000,000) shares (the "Amendment"). If this Amendment is adopted, the Board may authorize the issuance of such additional shares without further shareholder approval, unless such action is required by applicable law or the rules of the National Association of Securities Dealer Automated Quotation National Market System, upon which the Company's Common Stock is currently quoted, or any exchange on which the Company's Common Stock may be listed. All newly authorized shares would have the same rights as presently authorized shares, including voting and dividend rights. However, the issuance of such additional shares could, depending upon the price received therefor, dilute shareholders' equity and unless issued in a pro rata stock distribution will dilute shareholders' voting rights. If this Amendment is adopted, the Company would have available for issuance an aggregate of 13,127,251 shares, including treasury shares. Of this amount, 68,258 shares have been reserved for issuance under the Company's 1981 Incentive Stock Option Plan and 605,000 shares have been reserved for issuance under the Company's 1992 Incentive Stock Option Plan. The form of the Amendment is attached as Exhibit A hereto. The Company has a commitment to purchase 256,300 shares in both March and June of 1996. It is currently anticipated that these shares will be added to treasury stock.

  Management believes that the Amendment is in the best interests of the Company and its shareholders since it will provide additional authorized shares of Common Stock for acquisitions, stock dividends or splits, employee benefit plans and other general corporate purposes. The Company is not now involved in negotiations for the acquisition of other banks, and there are no other agreements in place for the issuance of additional shares of Common Stock of the Company. The Company presently has no other plans or arrangements for the issuance of additional shares of Common Stock, except in connection with employee benefit plans.

  Management has no knowledge of any specific effort to obtain control of the Company, and has no present intention of using the proposed increase in the number of authorized shares of Common Stock as an anti-takeover device. However, the dilutive effect of the issuance of the additionally authorized shares of Common Stock could make an attempt to effect a change in control of the Company more difficult.

  The affirmative vote of the holders of record of a majority of the outstanding shares of Common Stock of the Company is required for the adoption of this proposed amendment of ARTICLE III of the Articles of Incorporation to increase the number of authorized shares.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSED AMENDMENT.

                         COMPLIANCE WITH SECTION 16(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who beneficially own more than 10% of the Company's Common Stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the National Association of Securities Dealers. Officers, directors and greater-than-10% beneficial owners are required by SEC regulations to furnish the Company with copies of all
Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company, and written representations that no Forms 5 were required, the Company believes that during 1995 all Section 16(a) filing requirements applicable to its officers, directors and greater-than-10% beneficial owners were complied with; except that Dr. Jon Wefald was late in filing his Form 4 for transactions that took place in August and September, 1995.

                              CERTAIN TRANSACTIONS

  The directors, officers, nominee directors and companies with which they are associated were customers of and had banking transactions with the Company's affiliate banks in the ordinary course of each respective bank's business during 1995. Such relationships continue to be conducted on substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable transactions with other persons and do not involve more than normal risk of collectibility or present other unfavorable terms.

  Messrs. R. Crosby Kemper, Alexander C. Kemper, R. Crosby Kemper III and Wells, who are executive officers and directors of the Company or its affiliates and certain other members of Mr. R. Crosby Kemper's immediate family own approximately 75% of the stock of Pioneer Service Corporation. During 1995, Pioneer Service Corporation leased real estate to the Company and its subsidiaries under a six year lease expiring December 31, 1996 on terms no less favorable to the Company than that which could be obtained from non-affiliated parties. In December 1995, $115,100 was paid as rent for the 1996 annual rental period.

               COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

  The Board of Directors has appointed an Audit Committee from among its members. It has also created an Officers Salary and Stock Option Committee. Membership on this committee is open to members of the Company's Board of Directors as well as Board members from the Company's subsidiaries. The Board has not appointed a Nominating Committee.

  The Audit Committee, among other functions, reviews the nature and scope of the audit, reviews the accounting practices and control systems of the Company and reviews the qualifications and performance of the auditing firm. Present members of the committee are Thomas E. Beal, Newton A. Campbell, Daniel N. League, Jr., and John E. Williams.

  The Officers Salary and Stock Option Committee is responsible for setting and administering overall compensation policy and setting compensation levels for senior officers. Members of the committee during 1995 were Paul D. Bartlett, Jr., William J. McKenna, Thomas D. Sanders, and Herman R. Sutherland from the Company's Board of Directors. Mr. John W. Uhlmann is also a member of the Committee and a member of the Board of UMB Bank, N.A., the Company's largest subsidiary.

  In addition to the regularly scheduled meetings of the Board of Directors, an Executive Committee appointed by the Board of Directors meets periodically. This committee takes action on matters in lieu of the

Board of Directors and reports such action taken to the Board at its next scheduled meeting for ratification. Present members of the committee are R. Crosby Kemper, Chairman, Peter J. Genovese, Royce M. Hammons, Alexander C. Kemper, R. Crosby Kemper III, Geoffrey E. Lind, Richard A. Renfro, James A. Sangster, William C. Tempel and J. Lyle Wells, Jr. Mr. Lind is Chairman, President and CEO of UMB Bank Colorado; Mr. Hammons is President and CEO of UMB Bank Oklahoma; Mr. Renfro is President and CEO of UMB National Bank of America; Mr. Sangster is a Divisional Executive Vice President of UMB Bank, N.A., and Mr. Tempel is President and CEO of UMB Bank Kansas.

  In addition to the four meetings of the Board of Directors, the Executive Committee held fifteen meetings or took action in lieu of meetings. The Audit Committee met five times, and the Officers Salary and Stock Option Committee met twice in 1995. All directors attended at least 75 percent of the meetings of the Board and committees upon which they served except David R. Bradley, Roy
E. Mayes, W. L. Orscheln.

                             EXECUTIVE COMPENSATION

I. SUMMARY COMPENSATION TABLE

                                                         LONG TERM
                                                       COMPENSATION
                            ANNUAL COMPENSATION          (AWARDS)
                      -------------------------------- ------------
                                                        SECURITIES
   NAME AND PRINCIPAL                     OTHER ANNUAL  UNDERLYING    ALL OTHER
        POSITION      YEAR  SALARY  BONUS COMPENSATION OPTIONS(#)(6) COMPENSATION
   ------------------ ---- -------- ----- ------------ ------------- ------------
R. Crosby Kemper      1995 $627,334  --         --         2,514       $26,745(1)
 Chairman and CEO     1994  606,593  --         --         3,478        23,788
                      1993  578,974  --     $52,366        3,238        28,224
Peter J. Genovese     1995 $242,488  --         --         1,650       $10,425(2)
 Chairman and CEO     1994  229,562  --         --         1,100         7,468
 UMB Bank of St.
 Louis                1993  219,474  --         --         1,210        11,078
J. Lyle Wells         1995 $189,556  --         --         1,100       $14,791(3)
 Vice Chairman        1994  181,463  --         --         1,100        11,834
                      1993  172,910  --         --           484        13,383
Alexander C. Kem-
 per                  1995 $184,887  --         --         2,514       $10,425(4)
 President and        1994  132,329  --         --         1,100         6,748
 President and CEO    1993   91,326  --         --         1,210         4,610
 of
 UMB Bank, N.A.
James C. Thompson     1995 $147,817  --         --           220       $10,299(5)
 Divisional Execu-    1994  114,611  --         --           220         6,410
  tive
 Vice President       1993   98,793  --         --           242         4,248
 UMB Bank, N.A.

--------
(1) Includes a split dollar insurance premium of $16,320, which includes $8,060 attributable to term life insurance coverage, and a contribution to the Company Profit Sharing Plan of $10,425.
(2) Profit Sharing Plan contribution of $10,425.
(3) Includes split dollar insurance premium of $4,366, which includes $1,817 attributable to term life insurance coverage, and a contribution to the Company Profit Sharing Plan of $10,425.
(4) Profit Sharing Plan contribution of $10,425.
(5) Profit Sharing Plan contribution of $10,299.
(6) All figures adjusted for 10% stock dividends paid January 2, 1996 and July 1, 1994.

II. OPTION GRANTS IN 1995

                                                                              POTENTIAL REALIZABLE VALUE
                                                                               AT ANNUAL RATES OF STOCK
                                                                                PRICE APPRECIATION FOR
                                            INDIVIDUAL GRANTS (1)                     OPTION TERM
                                 -------------------------------------------- --------------------------
                                 NUMBER OF  % OF TOTAL
                                 SECURITIES  OPTIONS
                                 UNDERLYING GRANTED TO  EXERCISE
                                  OPTIONS   EMPLOYEES     PRICE    EXPIRATION
        NAME                      GRANTED    IN 1995   (PER SHARE)    DATE         5%           10%
        ----                     ---------- ---------- ----------  ---------- ------------ --------------
R. Crosby Kemper (2)               2,514       11.1%    $43.74     Nov. 2000    $17,611       $51,022
 Chairman and CEO
Peter J. Genovese                  1,650        7.3%     39.77     Nov. 2005     41,267       104,577
 Chairman and CEO
 UMB Bank of St. Louis
J. Lyle Wells                      1,100        4.9%     39.77     Nov. 2005     27,511        69,718
 Vice Chairman
Alexander C. Kemper                2,514       11.1%     39.77     Nov. 2005     62,875       159,337
 President and
 President and CEO of
 UMB Bank, N.A.
James C. Thompson                    220        1.0%     39.77     Nov. 2005      5,503        13,944
 Divisional Executive
 Vice President
 UMB Bank, N.A.
All shareholders as a group (3)                                               $497,367,592 $1,260,422,151

--------
(1) All information relating to option grants adjusted for 10% stock dividend paid January 2, 1996.
(2) By virtue of Mr. Kemper's having voting rights over more than 10% of the Company's common stock there is a 10% premium on his exercise price and his option period cannot exceed five years from date of grant.
(3) Increase in value of shares presently held by all shareholders assuming 5% and 10% compound rates of return over the ten year life of options granted in 1995. Using an exercise price of $39.77 per share, a 5% compound rate of return (excluding cash dividends) would result in a per share price of $64.78 after ten years. Assuming a 10% compound rate of return (excluding cash dividends) the per share price would be $103.15 after ten years.

  Except as noted in the footnote, all options are granted for a term of ten years. The Stock Option Plan provides for delayed vesting according to the following schedule: two years from grant of option--40%; three years--60%; four years--80%; and four years and eleven months--100%. All options granted since 1989 give the Company the right to recover benefits derived by the exercise of an option by an employee within two years of his or her employment by a competitor. Both of these features are intended to encourage long term commitments by key officers.

III. AGGREGATED OPTION EXERCISES IN 1995, AND OPTION VALUES AT DECEMBER 31,
1995.

                                     NUMBER OF SECURITIES
                                    UNDERLYING UNEXERCISED     VALUE OF UNEXERCISED
                                          OPTIONS AT          IN-THE-MONEY OPTIONS AT
                SHARES             DECEMBER 31, 1995 (#) (2)     DECEMBER 31, 1995
             ACQUIRED ON   VALUE   ------------------------- -------------------------
   NAME      EXERCISE (#) REALIZED EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
   ----      ------------ -------- ----------- ------------- ----------- -------------
R. Crosby
 Kemper (1)     4,654     $93,592     6,186        9,946      $ 22,649      $21,643
 Chairman
 and CEO
Peter J.
 Genovese       1,101      27,134    17,641        4,430       239,988       16,268
 Chairman
 and CEO of
 UMB Bank
 of St.
 Louis
J. Lyle
 Wells          1,101      13,647     3,277        2,491        49,403        8,433
 Vice
 Chairman
Alexander
 C. Kemper        --          --      2,544        4,641        27,199       12,164
 President
 and Presi-
 dent and
 CEO of UMB
 Bank, N.A.
James C.
 Thompson         --          --        241          683         1,098        2,524
 Divisional
 Executive
 Vice Pres-
 ident
 UMB Bank,
 N.A.

--------
(1) By virtue of Mr. Kemper's having voting rights over more than 10% of the Company's common stock there is a 10% premium on his exercise price and his option period cannot exceed five years from date of grant.
(2) Number of underlying securities adjusted to reflect two 10% stock dividends paid July 1, 1994 and January 2, 1996, respectively.

IV. BENEFITS UNDER THE UMB FINANCIAL CORPORATION RETIREMENT PLAN.

  The following table shows examples of pension benefits based on different periods of service and rate of pay. The following benefits are based on the salary figures shown on the Summary Compensation Table.

                                                 UMB RETIREMENT PLAN
                                         ESTIMATED ANNUAL NORMAL RETIREMENT
                                                      BENEFITS
                                        CREDITED SERVICE AT NORMAL RETIREMENT
                                                        DATE
                                       ---------------------------------------
        FINAL AVERAGE ANNUAL SALARY      15      20      25      30      35
                AS OF 1/1/96            YEARS   YEARS   YEARS   YEARS   YEARS
        ---------------------------    ------- ------- ------- ------- -------
      $125,000........................ $24,555 $32,740 $40,925 $49,110 $57,295
       150,000........................  29,993  39,990  49,988  59,985  69,983
       175,000........................  31,740  42,409  53,078  63,748  74,417
       200,000........................  36,014  48,327  60,641  72,954  85,268
       225,000........................  40,288  54,246  68,203  82,161  96,118
       250,000........................  44,563  60,164  75,765  91,367 106,968
       300,000........................  46,275  62,535  78,795  95,054 111,314
       400,000........................  46,275  62,535  78,795  95,054 111,314
       450,000........................  46,275  62,535  78,795  95,054 111,314
       500,000........................  46,275  62,535  78,795  95,054 111,314
       550,000........................  46,275  62,535  78,795  95,054 111,314
       600,000........................  46,275  62,535  78,795  95,054 111,314
       650,000........................  46,275  62,535  78,795  95,054 111,314

  Benefit Formula:

    The sum of:

      a. 0.8% of the Participant's Average Monthly Earnings up to Social Security Covered Compensation; and

      b. 1.45% of the Participant's Average Monthly Earnings in excess of Social Security Covered Compensation.

    Such sum multiplied by Credited Service up to 35 years, plus 1.45% of the Participant's Average Monthly Earnings multiplied by Credited Service in excess of 35 years.

  Average Monthly Earnings is defined as the average of Monthly Earnings during any 120 months of continuous employment that yields the highest average.

  The maximum benefit payable from a qualified retirement plan to someone retiring at age 65 in 1996 is limited to $120,000 per Internal Revenue Code
Section 415. Final Average Salary is limited to $150,000 per Internal Revenue Code Section 401(a)(17).

  Assumptions used in the benefit calculations:

    1. Employee was born in 1931

    2. Social Security Covered Compensation for an individual age 65 in 1996 is $27,000.

  Credited Services as of January 1, 1996 for the following five employees is given below:

                                                            CREDITED SERVICE AT
           NAME                                               JANUARY 1, 1996
           ----                                             -------------------
      R. Crosby Kemper.....................................          43
      Peter J. Genovese....................................          24
      J. Lyle Wells........................................          13
      Alexander C. Kemper..................................           8
      James C. Thompson....................................          19

  The table above presents annual retirement benefits payable as a single life annuity under this plan.

          REPORT OF THE OFFICERS SALARY AND STOCK OPTION COMMITTEE ON
                             EXECUTIVE COMPENSATION

  The Officers Salary and Stock Option Committee of the Board of Directors (the "Committee") is composed of five Directors who are not employees. Subject only to oversight by the full Board, the Committee has final responsibility for setting and administering overall compensation policy and levels of compensation for senior officers including the Chief Executive Officer. Members of the Committee are individuals with significant holdings of Company stock who can more particularly bring a shareholder's perspective to the Committee's deliberations.

  Throughout its existence the Company has maintained a simple, straightforward compensation program. The components of total compensation for nearly every officer of the Company are base salary and benefits which are otherwise provided to all employees regardless of position. However, the Committee has the discretion to award bonuses, stock options and other benefits including company owned automobiles and split dollar insurance. The timing and amounts of such awards are determined on a subjective basis. Subject to limitations on his stock options as discussed below, Mr. R. Crosby Kemper's compensation is determined in the same way as all other officers for which the Committee has discretion.

  The Company's policy is to pay base salaries which are competitive with other financial service providers in communities served by the Company. The list of financial service providers used for this comparison are not the same as those included in the Performance Graph that follows. That index includes all the companies included in the NASDAQ Bank Index while the companies included in the compensation surveys are more limited. Salary comparisons are made (i) to those paid by competitors in the immediate trade area of each banking affiliate except UMB Bank, n.a., (ii) a group of five banks of comparable size in Kansas and Missouri and a cluster of fifteen north central banks with assets ranging between $2.0 and $5.9 billion for UMB Bank, n.a., and (iii) a cluster of sixty-one nationwide financial institutions with assets ranging from $6 to $19.9 billion for UMB Financial Corporation. Salary levels set by the Committee for 1996 generally correspond to the salary ranges included in the salary surveys referred to above. While primary emphasis is placed on matching competitive salary levels disclosed by the appropriate survey, consideration is also given to the package of benefits available to all employees compared to those offered by competitors. Salary levels are considered annually and are based on current salary and individual performance during the previous calendar year. There is no direct link between corporate performance and the amount of salary, bonus or any other component of Executive Compensation.

  The Company has a policy of providing some incentive to its officers tied to the market performance of the Company's stock. Since 1981 the Company has maintained an Incentive Stock Option Program in which a limited number of stock options are granted annually to officers of the Company whose contributions to the Company merit such recognition. Those options allow the officer to purchase the option shares for ten years at a price equal to market value at the time the option is granted. Since he has the power to vote more than 10% of the outstanding stock of the Company, Mr. R. Crosby Kemper's options are for only five years and his option price is 110% of market value. The Stock Option Plan provides for delayed vesting according to the following schedule: two years from grant of option--40%; three years--60%; four years--80%; and four years and eleven months--100%. All options granted since 1989 give the Company the right to recover benefits derived by the exercise of an option by an employee within two years of his or her employment by a competitor. Both of these features are intended to encourage long term commitments by key officers. Historically, however, the level of options granted by the Company under the Option Plans has been modest. As shown on Tables I and II above, the projected benefits received by officers under this plan are relatively low when compared with their salaries and will be matched by benefits realized by all shareholders. They are also relatively low when compared with other companies.

  The Company has no other long-term incentive plan awards, no employment contracts and no change-in-control or "golden parachute" arrangements.

  The Internal Revenue Code was amended effective in 1994 to add Section 162(m), which limits the deduction for federal income tax purposes by publicly held corporations of compensation in excess of $1 million dollars paid to the executive officers listed in the summary compensation table in the corporation's proxy statement unless such compensation is performance based as defined in Section 162(m).

  Although the total compensation paid by the Company to any of the executives named in the Company's summary compensation table is now less than $1 million, the Compensation Committee and the Board have been and will continue to be counseled on the limitations imposed by Section 162(m), and the Compensation Committee will consider the limitations imposed by
Section 162(m) in structuring future compensation for the Company's executives. The Committee cannot make any assurances, however, that it will not authorize the payment of non-deductible compensation. As stated above, the Compensation Committee structures compensation for its executives to be competitive with other financial service providers in the communities served by the Company. The Committee will work to maintain competitive compensation, to the extent feasible, with compensation that is fully deductible. Nonetheless, the limitation on deductibility will have to be weighed against the interests of the Company in attracting and retaining high quality executives.

                            MEMBERS OF THE COMMITTEE

                   Paul D. Bartlett, Jr., William J. McKenna,
          Thomas D. Sanders, Herman R. Sutherland and John W. Uhlmann.

                             DIRECTOR COMPENSATION

  Directors of the Company who are not employed by the Company or its subsidiaries are paid Directors' fees of $500 for each Board meeting they attend. Attendance fees of $500 are paid to members of the Audit Committee. Officers Salary and Stock Option Committee members receive an attendance fee of $300.

             SALARY COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The Company's Officers Salary and Stock Option Committee members are identified in the Section entitled Committees and Meetings of the Board of Directors.

  Members of the Committee and companies with which they are associated were customers of and had banking transactions with the Company's affiliate banks in the ordinary course of each respective bank's business during 1995. Such relationships continue to be conducted on substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable transactions with other persons and do not involve more than normal risk of collectibility or present other unfavorable terms. No officers or former officers served as members of the Salary and Stock Option Committee.

                               PERFORMANCE GRAPH

  The graph below summarizes the cumulative return experienced by the Company's shareholders over the years 1991 through 1995, compared to the S&P 500 Stock Index and the NASDAQ Bank Index. In all cases the return assumes a reinvestment of dividends.

                        UMB FINANCIAL CORPORATION STOCK
                            VS VARIOUS STOCK INDICES

                                      LOGO

                         INDEPENDENT PUBLIC ACCOUNTANTS

  The Board of Directors has selected Deloitte & Touche LLP as independent public accountants to perform the 1996 audit, which includes: 1) the examination of annual financial statements; 2) review of unaudited quarterly financial information; 3) assistance and consultation in connection with filings with the Securities and Exchange Commission; and 4) consultation on various audit-related accounting matters. Deloitte & Touche has served as the Company's auditors continuously since 1982.

  A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he so desires and will be available to respond to appropriate questions.

                             SHAREHOLDER PROPOSALS

  Shareholder proposals must be received by the Company by November 15, 1996, to be considered for inclusion in the proxy materials of the Company for the 1997 Annual Meeting. The Company requests that such shareholder proposals be sent by certified mail--return receipt requested.

                                 OTHER MATTERS

  The Board of Directors knows of no matters expected to be presented for consideration at the Annual Meeting that are not described herein. However, if other matters properly come before the meeting, persons named in the accompanying form of proxy will vote thereon in accordance with their best judgment.

                                          By Order of the Board of Directors

                                               David D. Miller
                                                  Secretary

March 12, 1996

  A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, AS FILED WITH THE SECURITIES EXCHANGE COMMISSION, WILL BE FURNISHED WITHOUT CHARGE UPON WRITTEN REQUEST DIRECTED TO: SECRETARY, UMB FINANCIAL CORPORATION, 1010 GRAND AVENUE, KANSAS CITY, MISSOURI 64106.

                                                                       EXHIBIT A

                                  ARTICLE III

  The aggregate number of shares which the corporation shall have the authority to issue is thirty-four million (34,000,000). Thirty-three million (33,000,000) of such shares shall be common stock with a par value of one dollar ($1.00) per share, and such common stock shall have no preferences, qualifications, limitation, restrictions or special relative or convertible rights. The remaining one million (1,000,000) shares shall be preferred stock with a par value of one cent ($0.01) per share.

  The Board of Directors is authorized, subject to limitations prescribed by law and the provisions of this Article III, to provide for the issuance of the shares of preferred stock in series, and by compliance with the applicable law of Missouri, to establish from time to time the number of shares to be included in each such series, and to fix the designations, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

    (a) The number of shares to constitute such series (which number may at any time, or from time to time, be increased or decreased by the Board of Directors, notwithstanding that shares of the series may be outstanding at the time of such increase or decrease, unless the Board of Directors shall have otherwise provided in creating such series) and the distinctive designation thereof;

    (b) The dividend rate on the shares of such series, whether or not dividends on the shares of such series shall be cumulative, and the date or dates, if any, from which dividends thereon shall be cumulative;

    (c) Whether or not the shares of such series shall be redeemable, and, if redeemable, the date or dates upon or after which they shall be redeemable, the amount per share payable thereon in the case of the redemption (which amount shall be, in the case of each share, not less than its preference upon involuntary liquidation, plus an amount equal to all dividends thereon accrued and unpaid, whether or not earned or declared and which amount may vary at different redemption dates or otherwise as permitted by law) and whether such series may be redeemed for cash, property or rights, including securities of the corporation or another corporation;

    (d) The right, if any, of holders of such series to convert the same into, or exchange the same for, common stock or other securities, and the terms and conditions of such conversion or exchange, as well as any provisions for adjustment of the conversion rate in such events as the Board of Directors shall determine;

    (e) Whether the holders of shares of such series shall have voting power, in addition to the voting powers provided by law, and if such additional voting power is established, to fix the extent thereof;

    (f) Whether such series shall have a sinking fund for the redemption or repurchase of shares of that series, and, if so, the terms and amount of such sinking fund;

    (g) The rights of the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series; and

    (h) Any other rights and privileges and any qualifications, limitations or restrictions of such rights and privileges of such series;

provided, however, that the designations, powers, preferences and rights, and the qualifications, limitations or restrictions thereof, so fixed by the Board of Directors shall not conflict with these Articles of

Incorporation or with the resolution or resolutions adopted by the Board of Directors, as hereinabove provided, providing for the issue of any series of preferred stock for which there are then shares outstanding.

  All shares of preferred stock of the same series shall be identical in all respects, except that shares of any one series issued at different times may differ as to dates, if any, from which dividends thereon may accumulate. All shares of preferred stock of all series shall be of equal rank and shall be identical in all respects, except that, to the extent not otherwise limited in this Article III, any series may differ from any other series with respect to any one or more of the designations, relative rights, preferences and limitations (including, without limitation, the designations, relative rights, preferences and limitations described or referred to in subparagraphs (a.) to (h.) inclusive above) which may be fixed by the Board of Directors pursuant to this Article III.

  Dividends on the outstanding preferred stock shall be declared and paid or set apart for payment before any dividends shall be declared and paid or set apart for payment on the common stock with respect to the same dividend period. Dividends on any shares of preferred stock shall be cumulative only if and to the extent established by the Board of Directors.

  All shares of preferred stock of all series shall be of equal rank, preference and priority as to dividends irrespective of whether the rates of dividends to which the same shall be entitled shall be the same and when the stated dividends are not paid in full, the shares of all series of the preferred stock shall share ratably in the payment thereof in accordance with the sums which would be payable on such shares if all dividends were paid in full provided, however, that any two or more series of the preferred stock may differ from each other as to the existence and extent of the right to cumulative dividends, as previously provided herein.

  Except as otherwise specifically provided by law or as established by the Board of Directors, preferred stock shall not have any right to vote for the election of directors or for any other purpose, but if so provided, the Board of Directors may give each holder of preferred stock more or less than one vote for each share of stock held of record by such holder at the time entitled to voting rights.

  In the event of any liquidation, dissolution or winding up of the corporation, whether voluntary or involuntary, each series of preferred stock shall have preference and priority over the common stock for payment of the amount to which such series of preferred stock shall be entitled in accordance with the provisions thereof and each holder of preferred stock shall be entitled to be paid in full such holder's share of such amount, or have a sum sufficient for the payment in full set aside. If, upon liquidation, dissolution or winding up of the corporation, the assets of the corporation or proceeds thereof, distributable among the holders of the shares of all series of the preferred stock shall be insufficient to pay in full the preferential amount aforesaid, then such assets, or the proceeds thereof, shall be distributed among such holders ratably in accordance with the respective amounts which would be payable if all amounts payable thereon were paid in full. After the payment to the holders of preferred stock of all such amounts to which they are entitled, as above provided, the remaining assets and funds of the corporation shall be divided and paid to the holders of common stock.

  In the event that the preferred stock of any one or more series shall be made redeemable, the corporation, at the option of the Board of Directors, may redeem, at the time or times as established by the Board of Directors with respect to any such series, all or any part of any such series of preferred stock outstanding upon notice duly given as hereinafter specified, by paying for each share the then applicable redemption price plus an amount equal to accrued and unpaid dividends to the date fixed for redemption. A notice specifying the shares to be redeemed, and the time and place of redemption (and, if less than the total outstanding shares are to be redeemed, specifying the certificate numbers and number of shares to be redeemed) shall be mailed, addressed to the holders of record of the preferred stock to be redeemed at their respective addresses as the same shall appear upon the books of the corporation, not less than thirty (30) days nor more than ninety (90) days previous to the date fixed for redemption. If less than the whole amount of any outstanding series of preferred stock is to be redeemed, the shares of such series to be redeemed shall be selected by lot or pro rata in any manner determined by resolution of the Board of Directors to be fair and proper. From and after the date fixed in any such notice as the date of redemption (unless default shall be made by the corporation in providing monies at the time and place of redemption for payment of the redemption price) all dividends upon the preferred stock so called for redemption shall cease to accrue. With respect to any shares of preferred stock so called for redemption, if, before the redemption date, the corporation shall deposit with a bank or trust company in the United States, having a capital and surplus of at least $10,000,000, funds necessary for such redemption, in trust, to be applied to the redemption of the shares of preferred stock so called for redemption, then from and after the date of such deposit, all rights of the holders of such shares of preferred stock so called for redemption shall cease, except the right to receive, on and after the date of such deposit, the redemption price upon surrender of the certificates representing such shares of preferred stock so called for redemption, duly endorsed for transfer, if required, and except as might otherwise be provided by the Board of Directors with respect to any such shares of preferred stock so called for redemption. Any interest accrued on such funds shall be paid to the corporation from time to time. Any funds so deposited and unclaimed at the end of six (6) years from such redemption date shall be released or repaid to the corporation, after which the holders of such shares of preferred stock so called for redemption shall look only to the corporation for payment of the redemption price. Notwithstanding the foregoing, no redemption of any shares of any series of preferred stock shall be made by the corporation (1) which as of the date of mailing of the notice of such redemption would, if such date were the date fixed for redemption, reduce the net assets of the corporation remaining after such redemption below the aggregate amount payable upon voluntary or involuntary liquidation, dissolution or winding up to the holders of shares having rights senior or equal to the preferred stock in the assets of the corporation upon liquidation, dissolution or winding up; or (2) unless all cumulative dividends for the current and all prior dividend periods have been declared and paid or declared and set apart for payment on all shares of the corporation having a right to cumulative dividends.

  Shares of any series of preferred stock which have been redeemed, retired or purchased by the corporation (whether through the operation of a sinking or purchase fund or otherwise) or which, if convertible or exchangeable, have been converted into or exchanged for shares of stock of the corporation of any other class or series shall thereafter have the status of authorized but unissued shares of preferred stock of the corporation, and may thereafter be reissued as part of the same series or may be reclassified and reissued by the Board of Directors in the same manner as any other authorized and unissued shares of preferred stock.

PROXY

                           UMB FINANCIAL CORPORATION
                  P.O. Box 419226, Kansas City, MO 64141-6226

   THE PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL
                           MEETING ON APRIL 16, 1996

  The undersigned hereby appoints R. Crosby Kemper and Alexander C. Kemper, or either of them, with full power of substitution as proxies, to vote all shares of Common Stock of UMB Financial Corporation, which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held April 16, 1996, and any adjournments thereof.

 1.  ELECTION OF ONE CLASS I DIRECTOR -- Thomas A. Ward, III

           [_]  FOR above nominee     [_]  WITHHOLD AUTHORITY on above nominee

 2.  ELECTION OF DIRECTORS IN CLASS II

     (To withhold authority to vote for any individual nominee, strike a line through the nominee's name. In such event, unless you request otherwise, your votes will then be cumulated and voted for the other nominees.)

     [_]  FOR all nominees in Class II         [_]  WITHHOLD AUTHORITY
          (except as otherwise indicated)           on all nominees below

     Thomas E. Beal; R. Crosby Kemper; Roy E. Mayes; William J. McKenna;
          William L. Orscheln; Robert W. Plaster; Joseph F. Ruysser;
                    E. Jack Webster, Jr.; John E. Williams

 3. PROPOSAL TO APPROVE AN AMENDMENT TO THE ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK OF THE COMPANY

           [_]  FOR      [_]  AGAINST      [_]  ABSTAIN

(TO BE SIGNED ON OTHER SIDE)

Management knows of no other matters to be brought before the Annual Meeting; however, the persons named as proxy holders or their substitutes will vote in accordance with their best judgment if any other matters are properly brought before the Annual Meeting. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder or absent instruction will be voted FOR Proposals 1, 2 and 3. Unless authority to vote for any director nominee is withheld, authority to vote for such nominee will be deemed granted.

                                      _________________________________________
                          PLEASE                      Signature
                           SIGN
                           HERE       _________________________________________
                                                      Signature
                          Please sign exactly as name appears. If shares are held jointly, any one of the joint owners may sign. Attorneys-in-fact, executors, administrators, trustees, guardians or corporation officers should indicate the capacity in which they are signing. PLEASE SIGN, DATE, AND MAIL THIS PROXY PROMPTLY whether or not you expect to attend the meeting.

                          DATE __________________________________________, 1996